Exhibit 21

                 Subsidiaries of DC Holdco, Inc.


        Name of Subsidiary                      State of Incorporation

        ABC Holding Company Inc.                Delaware
        American Broadcasting Companies, Inc.   Delaware
        Buena Vista Home Video, Inc.            California
        Buena Vista International, Inc.         California
        Buena Vista Pictures Distribution, Inc. California
        Buena Vista Television                  California
        Capital Cities/ABC, Inc.                New York
        Disney Development Company              Florida
        EDL Holding Company                     Delaware
        ESPN Holding Company, Inc.              Delaware
        ESPN Inc.                               Delaware
        KCAL-TV, Inc.                           California
        Lake Buena Vista Communities, Inc.      Delaware
        The Disney Channel                      California
        The Disney Store, Inc.                  California
        The Walt Disney Company                 Delaware
        Walt Disney Pictures and Television     California
        Walt Disney World Co.                   Delaware
        WCO Parent Corporation                  Delaware

                           18
